Exhibit 99.1

1 Parent of: Investor Presentation Third Quarter Financial Update November 2019 (“TCFC”) (“CBTC”)

2 Forward Looking Information Certain statements contained in this communication may not be based on historical facts and are “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . Forward - looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts . They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may . ” Statements in this communication that are not strictly historical are forward - looking and are based upon current expectations that may differ materially from actual results . These forward - looking statements include, without limitation, those relating to The Community Financial Corporation’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non - interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, expense run rates, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of, integration plans relating to the County First acquisition or any other acquisition we undertake in the future ; plans and cost savings regarding branch closings or consolidation ; any statement of expectation or belief ; projections related to certain financial metrics ; and any statement of assumptions underlying the foregoing . These forward - looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein . Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to : the synergies and other expected financial benefits from the County First acquisition, or any other acquisition that we undertake in the future, may not be realized within the expected time frames ; costs or difficulties related to integration matters might be greater than expected ; changes in The Community Financial Corporation’s or Community Bank of the Chesapeake’s operating or expansion strategy ; availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; general economic trends ; changes in interest rates ; loss of deposits and loan demand to other financial institutions ; substantial changes in financial markets ; changes in real estate value and the real estate market ; regulatory changes ; the impact of government shutdowns or sequestrations ; the possibility of unforeseen events affecting the industry generally ; the uncertainties associated with newly developed or acquired operations ; the outcome of litigation that may arise ; market disruptions and other effects of terrorist activities ; and the matters described in “Item 1 A Risk Factors” in the Company’s Annual Report on Form 10 - K for the Year Ended December 31 , 2018 , and in its other reports and communications filed with the Securities and Exchange Commission (the “SEC”) . These forward - looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in this communication or in our filings with the SEC, accessible on the SEC’s Web site at www . sec . gov . We undertake no obligation to update these forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC . You are cautioned not to place undue reliance on the forward - looking statements contained in this communication in that actual results could differ materially from those indicated in such forward - looking statements, due to a variety of factors . Any forward - looking statement speaks only as of the date of this communication, and we undertake no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date of this communication . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts, and may not reflect actual results .

The Community Financial Corporation

- ✓ The Community Financial Corporation (NASDAQ: TCFC) is the bank holding company for Community Bank of the Chesapeake (the "Bank")
- ✓ $1.8 billion in assets and market capitalization of approximately $190 Million(1)
- ✓ Headquartered in Waldorf, MD with 14 locations in Maryland and Virginia
  - Branches: 11 in the Southern Maryland counties of Calvert, Charles and St. Mary's and 1 in Virginia in in the City of Fredericksburg
  - Loan Production Offices (LPOs): 3 in Maryland (La Plata, Prince Frederick and Leonardtown) and 1 in Virginia (Fredericksburg)
- ✓ Average branch size of greater than $125 million significantly exceeds industry average
- ✓ 2nd branch planned in Fredericksburg market in 2020/2021
- ✓ Relationship banking focus; high touch with direct access to senior decision makers
- ✓ Current platform has capacity to support future organic growth
- ✓ ~10% insider ownership

Community Bank of the Chesapeake

Source: SNL Financial and Management.
Note: Leonardtown and La Plata (downtown) branch location and LPOs are co-located.
(1) Market data as of 11/6/19.

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4 Investment Highlights x More than 30 consecutive years of profitability x Strong, Experienced Management Team positioned for growth • Investments in key personnel made in 2018/2019 x Increased Momentum: • Profitability • Loan and Deposit Growth • Asset Quality Improvement x Positioned in Demographically Attractive Markets x Strong Market Share Position in Core Market. The Bank is focused on: • Continuing to improve transaction funding costs • Maintaining cost discipline to increase efficiency and profitability • Opportunistic growth from market disruption (e.g., SunTrust/BB&T merger) • Increasing market share in Fredericksburg, VA and the Greater Fredericksburg Area, including the counties of Spotsylvania and Stafford

5 Consistent Shareholder Value Creation Source: SNL Financial and company filings. Note: Tangible book value per share is a non - GAAP financial measure. Refer to Appendix to this presentation for a reconciliation . In October 2013, the Company issued 1,591,300 shares of common stock at a price of $18.75 per share resulting in net proceeds of $27.4 million after commissions and related offering expenses. The additional shares outstanding impacted year to year comparability of per share book value amounts beginning with the year end ed December 31, 2013. Book value and tangible book value were the same until 2018 upon the acquisition of County First Bank: 2018 2019 YTD GAAP Book Value $27.70 $29.99 Tangible Book Value $25.25 $27.64 $10.02 $10.48 $10.98 $12.06 $13.09 $14.28 $16.79 $17.23 $17.43 $18.25 $18.32 $19.34 $19.52 $20.53 $21.48 $22.54 $23.65 $25.25 $27.64 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q3 2019

6 Executive Team – Holding Company (TCFC) & Bank (CBTC) William J. Pasenelli x EVP and President of Bank x Joined in 2005 x Former EVP and Senior Loan Officer at Mercantile Southern Maryland Bank x President and Chief Executive Officer x Joined in 2000 x Former CFO of Acacia Federal Savings Bank (1987 - 2000) James M. Burke Todd L. Capitani x EVP and Chief Financial Officer x Joined in 2009 x Former Senior Manager with Deloitte Consulting and CFO of Ruesch International, Inc. Christy M. Lombardi x EVP, Chief Operating Officer and Corporate Secretary x Joined in 1998 x Oversees human resources and shareholder relations Gregory Cockerham x EVP and Chief Lending Officer x Joined in 1988 x Former Executive with Maryland National Bank x Retiring December 2019 – will remain as Bank Board member

7 Executive Team – Bank (CBTC) B. Scot Ebron x EVP and Maryland Market Banking Officer x Joined in 2003 x Market Banking Officer and oversight of Community Wealth Advisors x EVP and Virginia Market Banking Officer x Joined in 2018 x Market Banking Officer and oversight of Retail Sales Team Patrick D. Pierce John A. Chappelle x EVP and Digital Banking Officer x Joined in 2007 x Digital and online banking channels and oversight of Commercial Services Team Lacey A. Pierce x EVP and Administrative Affairs Officer x Joined in 2007 x Corporate administration and oversight of Marketing, Lending Services and Facilities Talal Tay x EVP and Risk Officer x Joined in 2018 x Enterprise risk management and oversight of Credit and Compliance

8 #1 Market Share Position in Southern Maryland $64 $86 $100 $106 $63 Fredericksburg Saint Mary's Charles Calvert US (1) Source: Federal Deposit Insurance Corporation website. Includes Calvert, MD, Charles, MD, Saint Mary’s, MD and Fredericksburg , V A Deposit market share data as of 6/30/19. (2) Source: SNL Financial. Household data as of 6/30/18. Median HH Income by County (2) Deposit Market Share – Counties of Operation (1) Existing Franchise TCFC (12) Rank Institution (ST) Deposits in Market ($mm) Market Share (%) 1 1,497$ 21.7 2 Bank of America Corp. 1,182 17.1 3 PNC Financial Services Group Inc. 1,149 16.6 4 BB&T Corp. 716 10.4 5 Old Line Bancshares Inc. 553 8.0 6 SunTrust Bank 409 5.9 7 Delmar Bancorp (Virginia Partners) 290 4.2 8 Atlantic Union Bankshares Corp. 266 3.9 9 M&T Bank Bank Corp. 259 3.7 10 Wells Fargo & Co. 249 3.6 11 Capital One Financial Corp. 150 2.2 Top 11 of 17 Instututions had $6.7 billion of $6.9 billion reported in FDIC June 30, 2019 survey.

9 Significant In - Market Federal Agency Presence x Department of Defense in - market presence: • National Energetics Center – Naval Support Facility at Indian Head (Charles County) • Naval Surface Warfare – Naval Support Facility at Dahlgren (King George County) • Air Force One – Joint Base Andrews (Prince Georges County) • US Marines – Quantico (Prince William County) • Defense Intelligence Agency & Defense Intelligence Analysis Center – Joint Base Anacostia - Bolling (Prince Georges County) • Naval Air Station Patuxent River (St. Mary’s County) x Additional major in - market Federal Agency presence: • Federal Aviation Administration (FAA) Unmanned Aerial Vehicle (UAV) Drones Program • Homeland Security • FBI & DEA – Quantico (Prince William County)

Financial Highlights

($000s except per share)	2016 FY 12/31/16	2017 FY 12/31/17	2018 FY 12/31/18	YTD 2018 9/30/18	YTD 2019 9/30/19
Balance Sheet					
Total Assets	$ 1,334,257	$ 1,405,961	$ 1,689,227	$ 1,676,409	$ 1,855,732
Total Gross Loans	1,089,379	1,151,130	1,348,105	1,308,654	1,417,108
Total Deposits	1,038,825	1,106,237	1,429,629	1,452,371	1,559,960
Tangible Common Equity (1)	104,426	109,957	140,841	136,447	154,293
Consolidated Capital (%)					
Tang. Common Equity/Tang. Assets (1)	7.83 %	7.82 %	8.41 %	8.21 %	8.37 %
Tier 1 Risk Based Ratio	10.62	10.53	11.23	11.18	11.16
Risk-Based Capital Ratio	13.60	13.40	13.68	13.67	13.48
TBV Per Share (1)	22.54	23.65	25.25	24.47	27.63
Asset Quality (%)					
NPAs/Assets (3)	1.99 %	1.71 %	2.02 %	2.05 %	1.42 %
NCOs/Avg Loans	0.10	0.03	0.07	0.07	0.10
Reserves/NPLs (3)	52.4	71.5	42.3	41.0	69.9
Profitability					
Net Income to Common	$ 7,331	$ 7,208	$ 11,228		
ROAA	0.60 %	0.52 %	0.70 %	0.62 %	0.87 %
ROAA (Operating) (2)	0.60	0.78	0.87	0.85	0.87
ROACE	7.09	6.55	7.53	6.68	9.22
ROACE (Operating) (2)	7.09	9.70	9.34	9.10	9.22
Net Interest Margin	3.46	3.34	3.41	3.46	3.32
Efficiency Ratio (1)	64.8	60.4	61.5	62.6	60.2
Non-Interest Exp/Avg Assets (Operating) (2)	2.30	2.07	2.11	2.16	2.01
Net Operating Exp/Avg Assets (Operating) (2)	2.00	1.79	1.85	1.90	1.75
Diluted EPS	$ 1.59	$ 1.56	$ 2.02	$ 1.34	$ 2.01
Diluted EPS (Operating) (2)	1.59	2.31	2.51	1.82	2.01

YTD Highlights

- ✓ Improved earnings in 2019 were due to changes in the Bank's funding composition, the control of operating expenses and organic loan growth
- ✓ Significantly improved on-balance sheet liquidity
- ✓ Year-over-year loan and deposit growth of 8.3% and 7.4%, respectively, from 2018Q3 to 2019Q3
- ✓ Strong expense control
- ✓ Credit quality continued to improve
- ✓ Capital position is strong; County First transaction was accretive

Source:, Company regulatory and SEC filings. TCFC had no intangible assets until 2018. Gross loans presented net of deferred loan fees.
(1) Non-GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.
(2) Operating results non-GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.
(3) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. NPAs include NPLs and OREO.

Community Bank of the Chesapeake

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11 Return on Average Assets (%) Source: Company filings. (1) Operating results non - GAAP financial measures. Refer to Appendix to this presentation for a reconciliation. x The combination of improved expense discipline, continued organic growth and asset quality performance has produced a steady improvement x Closed four of five County First locations during May 2018. Net of one branch (La Plata) added to branch network Return on Average Common Equity (%) (1) (1) Increasing Bottom Line Profitability 0.60% 0.78% 0.87% 0.87% 0.60% 0.52% 0.70% 0.87% 2016 2017 2018 2019 YTD Operating ROAA Reported ROAA 7.09% 9.70% 9.34% 9.22% 7.09% 6.55% 7.53% 9.22% 2016 2017 2018 2019 YTD Operating ROACE Reported ROACE

12 Efficiency & Net Operating Expenses Efficiency Ratio (1) Net Operating Expense / Avg. Assets (1) Source: Management and Company filings (1) TCFC Operating results non - GAAP financial measures. Refer to Appendix to this presentation for a reconciliation. x Expense control remained a top priority during the integration of the County First acquisition x Expense discipline continued through recent growth history, including expansion into Fredericksburg, VA and Anne Arundel County, MD markets x On - going review of operating expense base for specific savings initiatives, including closure of underperforming branches x Historically maintained our efficiency ratio and net operating expense below peer institutions 66.6% 68.0% 64.8% 60.4% 61.5% 60.1% 2014Y 2015Y 2016Y 2017Y 2018Y 2019YTD 2.16% 2.30% 2.10% 1.89% 2.13% 1.79% 2.15% 2.16% 2.00% 1.79% 1.85% 1.75% 2014Y 2015Y 2016Y 2017Y 2018Y 2019YTD Reported Operating

13 Loan Composition Historical Loan Growth Since 2015 ($mm) Loan Composition (09/30/2019) Source: Management and company filings x Loans have increased at a compound annual growth rate (“CAGR”) of 12.2% since 2015 x Commercial loan portfolios were 84% of loans at September 30, 2019 x The acquisition of County First and 2018 organic loan growth shifted the composition of the loan portfolios increasing commercial loans from 81% at Q4 2017 to 83% at Q4 2018 $1.4 Billion Yield: 4.80% Owner - Occupied, CRE and C&I 35% Commercial Real Estate 40% Residential Rentals 9% Residential & Consumer 14% Residential Construction 2% $917.7 $1,089.4 $1,151.1 $1,348.1 $1,415.4 2015Y 2016Y 2017Y 2018Y 2019Q3

14 Migration into a True Commercial Bank Loan Composition (12/31/2000) $174 Million Loan Composition (9/30/2019) Source: Management and SEC filings. Gross loans presented net of deferred loan fees. $1.4 Billion 57% 1 - 4 family real estate and consumer loans 84% commercial real estate, residential rentals and commercial & industrial loans CRE and C&I 33% Residential & Consumer 57% Construction 10% Owner - Occupied, CRE and C&I 35% Commercial Real Estate 40% Residential Rentals 9% Residential & Consumer 14% Residential Construction 2%

15 Asset Quality Overview Source: Management and company filings. (1) Classified assets include loans graded as substandard, doubtful or loss, non - investment grade securities and OREO. Classified Asset Trends as a Percentage of Assets Nonperforming Asset Composition (“NPAs’) (09/30/2019) x 55%, or $44.7 million, reduction in classified assets (1) since their peak in Q3 2011 from $81.9 million to $37.2 million at Q3 2019 x NPAs have decreased from 2.02% of assets at Q4 2018 to 1.42% at Q3 2019 1.42% of Assets 3.79% 2.94% 3.58% 2.42% 2.00% 12/31/2015 12/31/2016 12/31/2017 12/31/2018 9/30/2019 Total Classified Loans Other Real Estate Owned Classified Securities $26.3 Million Non - Accrual Loans $15.4 58% Accruing TDRs $0.7 3% Other Real Estate Owned $10.2 39%

16 Deposit & Funding Transformation Source: Management and company filings. $1.6 Billion x The Bank’s deposit funding mix significantly changed during the last eight years from a traditional thrift model to a commercial bank model. At September 30, 2019 the Bank’s deposit funding consisted of approximately 72% transaction accounts compared to 45% at December 31, 2011 x The County First acquisition in Q1 2018 (~$160 million of transaction deposits) and organic growth decreased wholesale funding from 18.7% of assets or $262.0 million at Q4 2017 to 4.9% of assets or $91.5 million at Q3 2019 x Gross loans to deposits decreased from 104.1% at Q4 2017 to 90.7% at Q3 2019 Deposit Composition (09/30/2019) Deposit Composition (12/31/2011) $0.8 Billion Interest Bearing Transaction 56.5% Non - Interest Bearing Transaction 15.6% Time Deposits 27.9% Interest Bearing Transaction 35.1% Non - Interest Bearing Transaction 9.8% Time Deposits 55.1%

17 Deposit Composition Historical Deposit Growth Since 2015 ($mm) Source: Management and company filings x Deposits have increased at a compound annual growth rate (“CAGR”) of 15.6% since 2015 x Success in increasing transaction deposits, including noninterest bearing deposits, has helped alleviate pressure on cost of funds x Total deposits increased ~$450 million since December 31, 2017 • County First acquisition added ~$200 million in deposits in 2018 • Deposits have organically grown ~$250 million between 2018 and Q3 2019 x Time deposits steadily decreased as a percentage of deposit funding since 2015 $906.9 $1,038.8 $1,106.2 $1,429.6 $1,560.0 $142.8 $144.9 $159.8 $209.4 $243.4 $388.5 $461.1 $494.8 $773.2 $881.9 $375.6 $432.8 $451.6 $447.0 $434.7 2015Y 2016Y 2017Y 2018Y 2019Q3 Total Non-Interest Bearing Transaction Interest Bearing Transaction Time Deposits

18 Loans to Deposits (%) Source: Company filings. x Increased liquidity provides more opportunities to lower funding costs over time x Wholesale funds include Federal Home Loan Bank advances and traditional brokered deposits x The Bank considers reciprocal deposits to be core deposits Wholesale Funds to Assets Increasing Liquidity 101.2% 104.9% 104.1% 94.3% 90.7% 2015Y 2016Y 2017Y 2018Y 2019Q3 12.3% 20.7% 18.7% 6.4% 4.9% 2015Y 2016Y 2017Y 2018Y 2019Q3

19 Cost of Funding and Net Interest Margin Source: Management and company filings. x Net Interest Margin was maintained at 3.33% for Q2 2019 and Q3 2019 as the cost of funds decreased at a slightly faster pace than interest - earning assets x The Bank’s balance sheet is slightly liability sensitive which has helped stabilize margins in 2019 with three Federal Reserve rate cuts Net Interest Margin vs. Cost of Funding 3.21% 3.31% 3.56% 3.68% 3.60% 3.48% 3.37% 3.43% 3.32% 1.59% 1.21% 0.88% 0.74% 0.75% 0.73% 0.81% 0.99% 1.24% 1.43% 1.05% 0.71% 0.56% 0.48% 0.48% 0.56% 0.80% 1.07% 2011 2012 2013 2014 2015 2016 2017 2018 2019YTD Net Interest Margin Cost of Funds Cost of Deposits

20 Appendix

Non-GAAP Reconciliation

Tangible Book Value Per Share & Tangible Common Equity / Tangible Assets

"Tangible book value per share" is defined as tangible stockholders' equity less preferred equity and intangible assets divided by total common shares outstanding. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.

(dollars in thousands, except share data)	For the Years Ended									
	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
Stockholders' Equity	$ 25,586	$ 26,873	$ 27,912	$ 31,124	$ 34,578	$ 37,729	$ 48,847	$ 67,114	$ 68,190	$ 71,105
Intangible Assets	-	-	-	-	-	-	-	-	-	-
Preferred Equity	-	-	-	-	-	-	-	(16,317)	(16,317)	(16,317)
Tangible Common Equity	$ 25,586	$ 26,873	$ 27,912	$ 31,124	$ 34,578	$ 37,729	$ 48,847	$ 50,797	$ 51,873	$ 54,788
Shares Outstanding	2,554,218	2,564,252	2,542,314	2,580,444	2,641,487	2,642,288	2,909,974	2,947,759	2,976,041	3,002,616
Tangible Book Value per Share	$ 10.02	$ 10.48	$ 10.98	$ 12.06	$ 13.09	$ 14.28	$ 16.79	$ 17.23	$ 17.43	$ 18.25

(dollars in thousands, except share data)	For the Years Ended								For the Period Ended	
	2011	2012	2013	2014	2015	2016	2017	2018	9/30/2018	9/30/2019
Stockholders' Equity	$ 75,454	$ 79,047	$ 110,730	$ 116,559	$ 99,783	$ 104,426	$ 109,957	$ 154,482	$ 150,148	$ 167,409
Intangible Assets	-	-	-	-	-	-	-	(13,641)	(13,701)	(13,116)
Preferred Equity	(20,000)	(20,000)	(20,000)	(20,000)	-	-	-	-	-	-
Tangible Common Equity	$ 55,454	$ 59,047	$ 90,730	$ 96,559	$ 99,783	$ 104,426	$ 109,957	$ 140,841	$ 136,447	$ 154,293
Total Assets	$ 983,480	$ 981,639	$1,023,824	$1,082,878	$1,143,332	$1,334,257	$1,405,961	$1,689,227	$1,676,409	$1,855,732
Intangible Assets	-	-	-	-	-	-	-	(13,641)	(13,701)	(13,116)
Tangible Assets	$ 983,480	$ 981,639	$1,023,824	$1,082,878	$1,143,332	$1,334,257	$1,405,961	$1,675,586	$1,662,708	$1,842,616
Shares Outstanding	3,026,557	3,052,416	4,647,407	4,702,715	4,645,429	4,633,868	4,649,658	5,577,559	5,575,024	5,582,438
Tangible Book Value per Share	$ 18.32	$ 19.34	$ 19.52	$ 20.53	$ 21.48	$ 22.54	$ 23.65	$ 25.25	$ 24.47	$ 27.64
Tangible Common Equity/Tangible Assets	5.64%	6.02%	8.86%	8.92%	8.73%	7.83%	7.82%	8.41%	8.21%	8.37%

Community Bank of the Chesapeake

Source: Management and company filings.

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Non-GAAP Reconciliation

Efficiency Ratio & Noninterest Expense and Net Operating Expense to Average Assets

"Efficiency ratio" is defined as recurring non-interest expense less foreclosed real estate (OREO) expenses and valuation allowances, less merger and acquisition costs, less amortization of intangible assets divided by operating revenue. Operating revenue is equal to net interest income plus non-interest income excluding gains and losses on securities and foreclosed real estate. In our judgment, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business. "Efficiency ratio as reported" is defined as non-interest expense divided by operating revenue. This is the ratio that appears in the Company's SEC filings.

(dollars in thousands, except share data)	For the Years Ended					For the YTD Ended	
	2014	2015	2016	2017	2018	9/30/2018	9/30/2019
Non-Interest Expense	$ 26,235	$ 28,418	$ 29,159	$ 30,097	$ 38,149	$ 29,908	$ 26,745
OREO Valuation Allowance & Expenses	(386)	(1,059)	(861)	(746)	(657)	(516)	(751)
Merger Costs	-	-	-	(829)	(3,625)	(3,620)	-
Adjusted Non-Interest Expense (Numerator)	$ 25,849	$ 27,359	$ 28,298	$ 28,522	$ 33,867	$ 25,772	$ 25,994
Net Interest Income	$ 35,061	$ 36,528	$ 39,905	$ 43,388	$ 50,887	$ 38,062	$ 39,821
Non-Interest Income	4,093	3,299	3,360	4,084	4,068	3,002	3,553
(Gains)/Losses on OREO Disposals	(322)	20	436	(43)	8	-	-
Realized (Gains) Losses on Other Assets	(7)	407	(12)	(47)	(1)	(1)	-
Unrealized (Gains) Losses on Equity Securities	-	-	-	-	81	86	(156)
Realized (Gains) Losses on Securities	(19)	(4)	(31)	(175)	-	-	-
Operaing Revenue (Denominator)	$ 38,806	$ 40,250	$ 43,658	$ 47,207	$ 55,043	$ 41,149	$ 43,218
Average Assets	$1,026,442	$1,092,906	$1,229,471	$1,376,983	$1,603,393	$1,589,438	$1,725,339
Reported Efficiency Ratio	67.0%	71.4%	67.4%	63.4%	69.4%	72.8%	61.7%
Efficiency Ratio	66.6%	68.0%	64.8%	60.4%	61.5%	62.6%	60.1%
Reported Non-interest Expense/Avg Assets	2.56%	2.60%	2.37%	2.19%	2.38%	2.51%	2.07%
Operating Non-interest Expense/Avg Assets	2.52%	2.50%	2.30%	2.07%	2.11%	2.16%	2.01%
Reported Net Operating Expense/Avg Assets [(1)]	2.16%	2.30%	2.10%	1.89%	2.13%	2.26%	1.79%
Operating Net Operating Expense/Avg Assets [(1)]	2.15%	2.16%	2.00%	1.79%	1.85%	1.90%	1.75%

[(1)] Net operating expense is non-interest expense offset by non-interest income.

Community Bank of the Chesapeake

Source: Management and company filings.

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23 Operating Metrics – Excluding the Impact of the Tax Cuts and Jobs Act & One - Time Merger Costs During 2017 and 2018 , our operating results were impacted by one - time expenses related to our acquisition of County First Bank . During 2017 , the Tax Cut and Jobs Act of 2017 had a one - time impact to earnings in the fourth quarter of 2017 . We believe that investors would benefit from analyzing our profitability and expense metrics excluding these one - time items . Source: Management and company filings. Non - GAAP Reconciliation (dollars in thousands, except share data) For the Years Ended For the YTD Ended 2017 2018 9/30/2018 9/30/2019 Net Income (as reported) 7,208$ 11,229$ 7,414$ 11,197$ Tax Cuts and Jobs Act (net of tax) 2,740 - - - Merger Costs (net of tax) 724 2,693 2,689 - Non-GAAP Operating Net Income 10,672$ 13,922$ 10,103$ 11,197$ Reported Return on Average Assets 0.52% 0.70% 0.62% 0.87% Operating Return on Average Assets 0.78% 0.87% 0.85% 0.87% Reported Return on Average Common Equity 6.55% 7.53% 6.68% 9.22% Operating Return on Average Common Equity 9.70% 9.34% 9.10% 9.22% Reported Diluted Earnings Per Share 1.56$ 2.02$ 1.34$ 2.01$ Operating Diluted Earnings Per Share 2.31$ 2.51$ 1.82$ 2.01$ Average Assets 1,376,983$ 1,603,393$ 1,589,438$ 1,725,339$ Average Equity 109,979 149,128 148,022 161,873 Weighted Average Common Shares Outstanding 4,629,228 5,550,510 5,550,020 5,559,622